UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 19, 2003

SPECTRALINK CORPORATION

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-28180 (Commission file number)	84-1141188 (IRS Employer Identification Number)

5755 Central Avenue, Boulder, Colorado (Address of principal executive office)	80301-2848 (Zip code)

303-440-5330
(Issuer’s telephone number)

Not Applicable
(Former name, former address and former fiscal year, if changed from last report)

ITEM 5. OTHER EVENTS.

SpectraLink Corporation announced today that its Board of Directors has initiated a dividend policy and declared the Company’s initial quarterly cash dividend of $0.10 per share of SpectraLink common stock. The Company’s first cash dividend is payable on December 23, 2003, to stockholders of record at the close of business on December 15, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

     (a) Financial Statements of Businesses Acquired:

     Not required.

     (b) Pro Forma Financial Information:

     Not required.

     (c) Exhibits:

Exhibit Number	Description

99.1	Press Release dated November 19, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SPECTRALINK CORPORATION

Date: November 19, 2003	By: /s/ Nancy K. Hamilton Nancy K. Hamilton, Principal Financial and Accounting Officer and on behalf of the Registrant

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 19, 2003.